UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2870 Peachtree Road NE, Suite 327 Atlanta, GA		30305
(Address of principal executive office)		(Zip Code)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2025, Bitcoin Depot Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to sell and issue in a registered direct offering (the “Offering”) 4,285,716 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price per share of $3.50.

The Company estimates that the net proceeds from the Offering will be approximately $13.8 million after deducting certain fees due to Wainwright (as defined below) and the Company’s estimated expenses. The Company expects to use the net proceeds from the Offering for general corporate purposes.

The Shares are being offered pursuant to the Company’s effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 20, 2025 and declared effective on July 1, 2025 (File No. 333-288208).

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed, subject to certain exceptions, to certain restrictions on the issuance and sale of its shares of Common Stock and securities convertible into Common Stock during the thirty (30) days following the closing of the Offering. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Offering is expected to close on or about October 8, 2025, subject to customary closing conditions.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Offering. The Company has agreed to pay Wainwright an aggregate cash fee equal to 6.0% of the gross proceeds received in the Offering and for certain expenses incurred by Wainwright in connection with the Offering.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein in its entirety by reference. An opinion of Vinson & Elkins L.L.P. with respect to the validity of the Shares is filed herewith as Exhibit 5.1.

Item 8.01	Other Events.

On October 7, 2025, the Company issued a press release regarding the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Form of Securities Purchase Agreement, by and among Bitcoin Depot Inc. and the purchasers party thereto

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 above)

99.1	Press Release, dated October 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Date: October 8, 2025	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	President and Chief Executive Officer